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                                 EXHIBIT 11(a)


                        Consent of Deloitte & Touche LLP


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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 18 to Registration Statement under the Securities Act of 1933, filed under Registration Statement No. 33-12608 of our report dated September 13, 1996, relating to The HighMark Group, including Diversified Obligations Fund, U.S. Government Obligations Fund, 100% U.S. Treasury Obligations Fund, California Tax-Free Fund, Tax-Free Fund, Bond Fund, Government Bond Fund, Income Equity Fund, Balanced Fund, Growth Fund, and Income & Growth Fund, included in the Statement of Additional Information and to the reference to us under the caption "Auditors", in such Registration Statement.

DELOITTE & TOUCHE LLP

Dayton, Ohio
November 7, 1996


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